EX-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and “Financial Statements” in the Statement of Additional Information in this Registration Statement Form N-1A)(Post-Effective Amendment No. 41 to File No. 033-11419; Amendment No. 41 to File No. 811-04997) of Delaware Group Equity Funds V, and the caption “Other Information” in the November 30, 2010 Annual Reports of Delaware Dividend Income Fund, Delaware Small Cap Core Fund and Delaware Small Cap Value Fund incorporated by reference in this Registration Statement.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 28, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated January 19, 2011, relating to the financial statements and financial highlights which appear in the November 30, 2010 Annual Report to Shareholders of Delaware Dividend Income Fund, Delaware Small Cap Core Fund, Delaware Small Cap Value Fund (constituting Delaware Group Equity Funds V), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 28, 2011